Pharmos Corporation
October 21, 1997
Page 2





                                                                       EXHIBIT 5
                 [Ehrenreich Eilenberg & Krause LLP letterhead]



                                                              February 8, 2000


Pharmos Corporation
99 Wood Avenue South
Suite 301
Iselin, New Jersey  08830


Re:      Pharmos Corporation
         Registration Statement on Form S-8


Gentlemen:

     We have acted as counsel to Pharmos Corporation, a Nevada corporation (the "Company") in connection with the preparation and filing of a Form S-8 Registration Statement (the "Registration Statement") relating to 1,500,000 shares of the Company's common stock, $.03 par value per share (the "Shares"), issuable upon the exercise of options granted under the 1997 Incentive and Non-Qualified Stock Option Plan (the "Plan").

     We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and authenticity of all documents, instruments, records and certificates submitted to us as originals.

     On the basis of the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

     The opinion expressed herein is limited to the corporate laws of the State of Nevada and we express no opinion as to the effect on the matters covered by any other jurisdiction.

     This firm consents to the filing of this opinion as an exhibit to the Registration Statement and to all references to the firm in the Registration Statement.

                                       Very truly yours,

                                       EHRENREICH EILENBERG & KRAUSE LLP